Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

401(k) Savings and Profit Sharing Plan for the Employees of NIKE, Inc.

Beaverton, Oregon

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171647) of the 401(k) Savings and Profit Sharing Plan for the Employees of NIKE, Inc. of our report dated December 12, 2018, relating to the financial statements and supplemental schedules of the 401(k) Savings and Profit Sharing Plan for the Employees of NIKE, Inc. which appear in this Form 11-K for the year ended May 31, 2018.

/s/ BDO USA, LLP

Seattle, Washington

December 12, 2018